Exhibit 99.1

Carrollton Bancorp Announces Appointment of Mark A. Semanie as Chief Financial Officer

COLUMBIA, Md.--(BUSINESS WIRE)--December 23, 2009--Carrollton Bancorp, (NASDAQ: CRRB) the parent company of Carrollton Bank has announced the appointment of Mr. Mark A. Semanie as the Senior Vice President/Chief Financial Officer effective January 4, 2010.

Mr. Semanie brings a wealth of experience in the banking industry to Carrollton Bancorp and Carrollton Bank and will serve as the top financial officer and as a member of the executive team of Carrollton Bancorp and Carrollton Bank.

Mr. Robert A. Altieri, President and Chief Executive Officer, stated that “Mark will be a key member of our team as we continue to work to build a major community banking presence in the Baltimore region.”

Mr. Altieri and Mr. Albert R. Counselman, Chairman of the Board of Directors also extend their deep appreciation to Mr. Francis X. Ryan, member of the board who served as Interim CFO during the latter part of the fourth quarter. Mr. Ryan returns solely to the Board of Directors.

Carrollton Bancorp is the parent company of Carrollton Bank, a commercial bank serving the deposit and financing needs of both consumers and businesses through a system of 11 branch offices in central Maryland. The Company provides brokerage services through Carrollton Financial Services, Inc., and mortgage services through Carrollton Mortgage Services, Inc., subsidiaries of the Bank.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

For additional information, contact Francis X. Ryan, Interim Chief Financial Officer, (410) 536-7331, or visit the Company’s Internet site at www.carrolltonbank.com.

CONTACT:
Carrollton Bancorp
Francis X. Ryan
Interim Chief Financial Officer
410-536-7331